HORIZON PCS, INC.

                      HORIZON PERSONAL COMMUNICATIONS, INC.
                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC



                                  $295,000,000

                           295,000 UNITS CONSISTING OF
                       14% SENIOR DISCOUNT NOTES DUE 2010
        AND WARRANTS TO PURCHASE 3,805,500 SHARES OF CLASS A COMMON STOCK



                               PURCHASE AGREEMENT



                               SEPTEMBER 19, 2000



                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                          FIRST UNION SECURITIES, INC.

                                  $295,000,000

                                HORIZON PCS, INC.

                      HORIZON PERSONAL COMMUNICATIONS, INC.
                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC


                           295,000 Units Consisting of
                       14% Senior Discount Notes due 2010
        and Warrants to Purchase 3,805,500 Shares of Class A Common Stock



                               PURCHASE AGREEMENT



                                                              September 19, 2000


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
FIRST UNION SECURITIES, INC.
c/o Donaldson, Lufkin & Jenrette
Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

          Horizon PCS, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation and First Union Securities, Inc. (each, an "INITIAL PURCHASER" and collectively, the "INITIAL PURCHASERS") 295,000 units (the "UNITS"), each consisting of $1,000 in aggregate principal amount at maturity of the Company's 14% Senior Discount Notes due 2010 (the "INITIAL NOTES"), and one warrant (a "WARRANT," and all such warrants being hereinafter referred to, collectively, as the "WARRANTS") to purchase 12.90 shares of the Company's Class A common stock, par value $0.0001 per share ("COMMON STOCK"), subject to the terms and conditions set forth


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herein.  The Initial  Notes are to be issued  pursuant to the  provisions  of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and Wells Fargo Bank Minnesota, National Association, as trustee (the "TRUSTEE"). The Initial Notes and the Exchange Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." The Notes will be guaranteed (the "GUARANTEES") by Horizon Personal Communications, Inc., an Ohio corporation ("PerCom"), Bright Personal Communications Services, LLC, an Ohio limited liability company ("BRIGHT"), and by future subsidiaries of the Company that become Restricted Subsidiaries (as defined in the Indenture) other than Foreign Subsidiaries (as defined in the Indenture) (each of PerCom, Bright and such future subsidiaries are referred to as a "GUARANTOR" and collectively as the "GUARANTORS"). The Warrants will be issued pursuant to a warrant agreement (the "WARRANT AGREEMENT"), to be dated as of the Closing Date, between the Company and Wells Fargo Bank Minnesota, National Association, as warrant agent (the "WARRANT AGENT"). The shares of Common Stock issuable upon exercise of the Warrants are referred to herein, collectively, as the "WARRANT SHARES." The Units, the Notes, the Guarantees and the Warrants are referred to herein, collectively, as the "SECURITIES." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture or Warrant Agreement, as applicable.

          In addition, PerCom and Bright, as borrowers, and the Company, as guarantor, expect to enter into a credit agreement (the "CREDIT AGREEMENT") with several lending institutions that from time to time will be parties thereto (the "LENDERS"), First Union National Bank, as administrative agent, WestDeutsche Landesbank Girozentrale, as syndication agent and arranger and First Union Securities, Inc., as sole lead arranger and sole book runner. The Credit Agreement will provide for senior credit facilities in an aggregate amount of at least $225,000,000 (the debt financing being provided to the Company under the Credit Agreement being hereinafter referred to as the "SENIOR FINANCING"). The Company also expects to enter into securities purchase agreements (the "SECURITIES PURCHASE Agreement") with Apollo Management IV, L.P. and affiliated funds to provide for the purchase and sale of shares of Series A Convertible Preferred Stock, par value $0.0001 per share, and Series A-1 Convertible
Preferred Stock, par value $0.0001 per share (collectively, the "CONVERTIBLE PREFERRED STOCK"), of the Company for an aggregate purchase price of up to $126.5 million (the financing to be provided to the Company under the Securities Purchase Agreement being hereinafter referred to as the "EQUITY FINANCING").

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

          1. OFFERING MEMORANDUM. The Units will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company and the Guarantors have prepared a preliminary offering memorandum, dated September 18, 2000 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum, dated September 19, 2000 (the "OFFERING Memorandum"), relating to the Units.

          Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture and the Warrant Agreement, the Initial Notes and the Warrants (and, as to both the Initial Notes and the Warrants, all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear a legend in substantially the following form, together with such other legends as may be set forth in the Indenture or Warrant Agreement, as applicable:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                    (1)  REPRESENTS  THAT (i) IT IS A  "QUALIFIED  INSTITUTIONAL
               BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT)(A "QIB"), (ii) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT OR (iii) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT (AN "IAI")),

                    (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF

               RULE 144A, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (v) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, OR ANY WARRANTS OR WARRANT SHARES, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT,
               (vi) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (vii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                    (3) AGREES THAT IT WILL  DELIVER TO EACH PERSON TO WHOM THIS
               SECURITY  OR  AN  INTEREST   HEREIN  IS   TRANSFERRED   A  NOTICE
               SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE AND THE WARRANT AGREEMENT CONTAIN PROVISIONS REQUIRING THE TRUSTEE OR THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THESE SECURITIES IN VIOLATION OF THE FOREGOING."

          2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser severally, and not jointly, agrees to purchase from the Company, the number of Units set forth opposite the name of such Initial Purchaser in Schedule A attached hereto at a purchase price equal to $507.39 per Unit (the "PURCHASE PRICE").

          3. TERMS OF OFFERING. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Units purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS") and (ii) persons permitted to purchase Units in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Units to Eligible Purchasers initially at a price equal to $507.39 per Unit. Such price may be changed at any time without notice.

          Holders (including subsequent transferees) of the Units will have the registration rights set forth in the registration rights agreement (the "NOTES REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, and the registration rights agreement (the "WARRANT REGISTRATION RIGHTS AGREEMENT") to be dated as of the Closing Date, substantially in the form of Exhibit B hereto, for so long as such Initial Notes, Warrants or Warrant Shares constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Notes Registration Rights Agreement and the Warrant Registration Rights Agreement, as applicable). Pursuant to the Notes Registration Rights Agreement and the Warrant Registration Rights Agreement, (i) the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (x) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 14% Senior Discount Notes due 2010 (the "EXCHANGE NOTES"), to be offered in exchange for the Initial Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Guarantees thereof and (y) a shelf registration statement pursuant to Rule 415 under the Act (the "NOTES SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "NOTES REGISTRATION STATEMENTS") relating to the resale by certain holders of the Initial Notes and to use their respective best efforts to cause such Notes Registration Statements to be declared and remain effective and usable for the periods specified in the Notes Registration Rights Agreement and to consummate the Exchange Offer and (ii) the Company will agree to file with the Commission under the circumstances set forth therein a registration statement pursuant to Rule 415 under the Act (the

"WARRANT SHELF REGISTRATION STATEMENT") relating to the resale of the Warrants, the issuance of shares of Common Stock upon exercise of the Warrants and the resale of the Warrant Shares and to use its best efforts to cause such Warrant Shelf Registration Statement to be declared and remain effective and usable for the periods specified in the Warrant Registration Rights Agreement. This Agreement, the Indenture, the Notes, the Guarantees, the Warrants, the Warrant Agreement, the Notes Registration Rights Agreement and the Warrant Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE Documents."

          4. DELIVERY AND PAYMENT.

          (a) Delivery of, and payment of the Purchase Price for, the Units shall be made at the offices of Arnall Golden & Gregory, LLP, 2800 One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on September 26, 2000, or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Company in writing. The time and date of such delivery and the payment for the Units are herein called the "CLOSING DATE."

          (b) One or more of the Initial Notes in definitive global form and one or more of the Warrants in definitive global form, in each case registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having, in the case of the Initial Notes, an aggregate principal amount corresponding to the aggregate principal amount of the Initial Notes (collectively, the "GLOBAL NOTE") and representing, in the case of the Warrants, the right to purchase the number of Warrant Shares corresponding to the aggregate number of Warrant Shares (collectively, the "GLOBAL WARRANT"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note and the Global Warrant shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

          5. AGREEMENTS OF THE COMPANY AND THE GUARANTORS. Each of the Company and the Guarantors hereby agrees with the Initial Purchasers as follows:

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

               (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Securities for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to
Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Company and the Guarantors shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws, the Company and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in
Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

               (c) During  such  period as in the  opinion  of  counsel  for the
Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Securities are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

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

               (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the
Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

               (e) Prior to the sale of all Securities pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Securities for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under securities or Blue Sky laws as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales in any jurisdiction in which it is not now so subject.

               (f) So long as any  Securities are  outstanding,  (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Securities a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with


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comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

               (g) So long as any Securities are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company or any of the Guarantors to its security holders in their capacities as such or publicly available documents furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

               (h) So long as any of the Securities remain outstanding and during any period in which the Company and the Guarantors are not subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder of such Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder, the information ("RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.

               (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Securities to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or reproducing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities, (iv) all expenses in connection with the registration or qualification of the Securities and the Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Securities, (vi) all expenses and listing fees in connection with the application for quotation of the Units, Initial Notes and the Warrants in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Guarantees, (viii) the fees and expenses of the Warrant Agent and the Warrant Agent's counsel in connection with the Warrant Agreement and the Warrants, (ix) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (x) any fees charged by rating agencies for the rating of the Securities, (xi) all costs and expenses of the Exchange Offer, any Notes Registration Statement and any Warrant Shelf Registration Statement, as set forth in the Notes Registration Rights Agreement and the Warrant Registration Rights Agreement, and (xii) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section.

               (j) In accordance with the Warrant Agreement, to cause any Warrant Shares, upon issuance, to be listed on the principal securities exchanges, automated quotation systems or other markets within the United States of America, if any, on which other shares of Common Stock are then listed and to maintain any such listings of Warrant Shares for so long as such Warrant Shares are outstanding.

               (k) To use its best efforts to effect the inclusion of the Units, Initial Notes and Warrants in PORTAL and to maintain the listing of the Units, Initial Notes and Warrants on PORTAL for so long as the Units, Initial Notes and Warrants are outstanding.

               (l) To obtain the approval of DTC for "book-entry" transfer of the Notes and the Warrants as Units and as separate securities, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes and the Warrants as Units and as separate securities by DTC for "book-entry" transfer.

               (m) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire securities of the Company or any Guarantor substantially similar to any of the Securities (other than (i) the Units, (ii) the Notes and the Guarantees, (iii) the Warrants, (iv) the equity securities to be issued in connection with the Equity Financing including those to be issued in connection with the conversion of a $13.4 million short-term convertible note as described in the Preliminary Offering Memorandum, (v) the warrants to be issued to Sprint pursuant to the Sprint Agreements (as defined herein), and (v) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

               (n) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of Securities under the Act.

               (o) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Securities.

               (p) To cause the Exchange Offer to be made in the appropriate form to permit Exchange Notes and guarantees thereof by the Guarantors registered pursuant to the Act to be offered in exchange for the Initial Notes and the Guarantees and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

               (q) To comply with all of its agreements set forth in the Warrant Agreement.

               (r) To comply with all of its agreements set forth in the Warrant Registration Rights Agreement.

               (s) To comply with all of its agreements set forth in the Notes Registration Rights Agreement.

               (t) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Units.

          6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE GUARANTORS. As of the date hereof, each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, the Initial Purchasers that:

               (a) The Preliminary Offering Memorandum, as of its date, and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

               (b) Each of the Company and its subsidiaries has been duly organized, is validly existing in good standing under the laws of its jurisdiction of organization and has the power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

               (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights. The authorized capital stock of the Company conforms to the description thereof contained in the Offering Memorandum.

               (d) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock or membership interests of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN"), except as expressly provided under the Credit Agreement and the Sprint PCS Management Agreement, and except for security interests granted to the Rural Telephone Finance Cooperative, which will be released on the Closing Date.

               (e) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors. This Agreement conforms to the description hereof contained in the Offering Memorandum.

               (f) The Warrant Agreement has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Warrant Agreement has been validly executed and delivered by the Company, the Warrant Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as
(i) the  enforceability  thereof  may be limited by  bankruptcy,  insolvency  or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (g) The Warrants have been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Warrants have been executed and countersigned in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Initial Purchasers as part of a Unit, the Warrants will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of the Company enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Warrants will conform to the description thereof contained in the Offering Memorandum.

               (h) The Warrant Shares have been duly and validly authorized for issuance by the Company and, when issued pursuant to the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid, nonassessable and not subject to any preemptive or similar rights.

               (i) The Indenture has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been validly executed and delivered by the Company and each of the Guarantors, the Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

               (j) The Initial Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Initial Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement as part of a Unit, the Initial Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Initial Notes will conform to the description thereof contained in the Offering Memorandum.

               (k) The Exchange Notes have been duly authorized by the Company. When the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and

(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Exchange Notes are issued, authenticated and delivered, the Exchange Notes will conform to the description thereof contained in the Offering Memorandum.

               (l) The Guarantee to be endorsed on the Initial Notes by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor. When the Initial Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement as part of the Unit, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Guarantees to be endorsed on the Initial Notes will conform to the description thereof contained in the Offering Memorandum.

               (m) The Guarantee to be endorsed on the Exchange Notes by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Exchange Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Exchange Notes are issued, authenticated and delivered, the Guarantees to be endorsed on the Exchange Notes will conform to the description thereof in the Offering Memorandum.

               (n) The Notes Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Notes Registration Rights Agreement has been duly executed and delivered, the Notes Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and such Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Notes Registration Rights Agreement will conform to the description thereof contained in the Offering Memorandum.

               (o) The Warrant Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Warrant Registration Rights Agreement has been duly executed and delivered, the Warrant Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Warrant Registration Rights Agreement will conform to the description thereof contained in the Offering Memorandum.

               (p) Each of the Company and the Guarantors has duly and validly authorized the issuance of the Initial Notes, the Guarantees and the Warrants as Units.

               (q) The Units conform to the description thereof contained in the Offering Memorandum.

               (r) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws (or similar governing documents) or in default in any material respect in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

               (s) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, compliance by the Company and each such Guarantor with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws (or similar governing documents) of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound (other than in connection with the debt obligations to the Rural Telephone Finance Cooperative which obligation will be paid in full on the Closing Date), (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

               (t) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

               (u) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

               (v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

               (w) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

               (x) The accountants that have certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Company and the Guarantors, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

               (y) The historical financial statements, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

               (z) The pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the proforma financial statements.

               (aa) Except as disclosed in the Preliminary Offering Memorandum, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Notes and Guarantees registered pursuant to any Notes Registration Statement or the Warrants or Warrant Shares registered pursuant to any Warrant Shelf Registration Statement.

               (bb) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

               (cc) None of the Company or any of the Guarantors are, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (dd) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

               (ee) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) other than in the ordinary course of business, neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

               (ff) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

               (gg) When the Securities are issued and delivered pursuant to this Agreement, none of the Securities will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or the Guarantors that is listed on a national securities exchange registered under
Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

               (hh) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Except as set forth in the Preliminary Offering Memorandum, no securities of the same class as any of the Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

               (ii) Prior to the effectiveness of any Notes Registration Statement, the Indenture is not required to be qualified under the TIA.

               (jj) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("REGULATION S") with respect to any of the Securities.

               (kk) None of the Company or the Guarantors shall have taken or omitted to take any action that shall have resulted in any Securities offered and sold in reliance on Regulation S not to have been offered and sold only in offshore transactions.

               (ll) The sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

               (mm) No registration under the Act of the Securities is required for the sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

               (nn) The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

               (oo) The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(b)(3) of the Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Act.

               (pp) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in a registration statement on Form S-1 under the Act which is not so described in the Offering Memorandum.

               (qq) All indebtedness of the Company and the Guarantors (or any of their respective predecessors) that will be repaid with the proceeds of the issuance and sale of the Units was incurred, and the indebtedness represented by the Initial Notes is being incurred, for proper purposes and in good faith and each of the Company and the Guarantors (or any of their respective predecessors) was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Units, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Units) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Units and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Units) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Units, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Units) able to pay their respective debts as they mature.

               (rr) The Company has provided the Initial Purchasers and counsel for the Initial Purchasers true and correct copies of each and every agreement (or, if an agreement has not been reduced to writing, a written enumeration of the terms of such agreement) between and among the Company and any Related Party (as such term is defined below), on the one hand, and Sprint PCS and any Related Party on the other, including in each case any amendments and addenda thereto and restatements thereof, as in effect on the date hereof (collectively, the "SPRINT AGREEMENTS"); all material documents and correspondence relating to such agreements; and such other documents produced by the Company and/or its agents or otherwise in its possession as may be necessary to interpret such agreements, documents and correspondence and to assess the impact thereof on the business and financial condition of the Company. For purposes of this subparagraph and the immediately following subparagraph, "RELATED PARTY" shall have the meaning given to such term in the Schedule of Definitions incorporated by reference in those certain Sprint PCS Management Agreements, as amended, executed by PerCom and Sprint PCS as of June 8, 1998 and by Bright and Sprint PCS as of October 13, 1999 (the "SPRINT PCS MANAGEMENT AGREEMENTS").

               (ss) Each of the Sprint Agreements (A) has been duly authorized, executed and delivered by, (B) constitutes the valid and binding obligation of, and (C) is enforceable in accordance with its terms against PerCom or Bright, as the case may be, and any Related Party, to the extent each is a party thereto. On the Closing Date, each of the Sprint Agreements will conform to the description thereof contained in the Offering Memorandum in all material respects.

               (tt) At the Closing Date, the Company will have provided the Initial Purchasers and counsel for the Initial Purchasers a true and correct copy of a Consent and Agreement among Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company, L.P., the Company, the administrative agent and the syndication agent for the lenders under the Credit Agreement, including any amendments thereto and restatements thereof, as in effect on the date thereof (the "CONSENT AND AGREEMENT"); all material documents and correspondence relating to such Consent and Agreement; and such other documents produced by the Company and/or its agents or otherwise in its possession as may be necessary to interpret such Consent and Agreement, documents and correspondence and to assess the impact thereof on the business and financial condition of the Company.

               (uu) At the Closing Date, the Company will have provided the Initial Purchasers and counsel for the Initial Purchasers true and correct copies of each and every agreement, instrument or other document that is or may be required for borrowing by the Company under the Senior Financing (or, if an agreement relating to the Senior Financing has not been reduced to writing, a written enumeration of the terms of such agreement) and the Consent and Agreement, including in each case any amendments thereto and restatements thereof, as in effect on the date thereof (collectively, the "BANK FINANCING AGREEMENTS"); all material documents and correspondence relating to such agreements; and such other documents produced by the Company and/or its agents or otherwise in its possession as may be necessary to interpret such agreements, documents and correspondence and to assess the impact thereof on the business and financial condition of the Company.

               (vv) At the Closing Date, each of the Bank Financing Agreements, including the Consent and Agreement, (A) will have been duly authorized, executed and delivered by, (B) constitute the valid and binding obligation of, and (C) will be enforceable in accordance with their respective terms against, the Company and its affiliates, to the extent each is a party thereto. On the Closing Date, each of the Bank Financing Agreements, including the Consent and Agreement, will conform to the description thereof contained in the Offering Memorandum in all material respects.

               (ww)  The  Bank  Financing  Agreements   constitute  all  of  the
documentation and agreements necessary for the Company to receive disbursements under the Bank Financing in accordance with the terms of the Credit Agreement.

               (xx) At the Closing Date, the Company will have provided the Initial Purchasers and counsel for the Initial Purchasers true and correct copies of each and every agreement, instrument or other document that is or may be required for the Company to receive the proceeds of the Equity Financing (or, if an agreement relating to the Equity Financing has not been reduced to writing, a written enumeration of the terms of such agreement), including in each case any amendments thereto and restatements thereof, as in effect on the date thereof (collectively, the "EQUITY FINANCING AGREEMENTS"); all material documents and correspondence relating to such agreements; and such other documents produced by the Company and/or its agents or otherwise in its possession as may be necessary to interpret such agreements, documents and correspondence and to assess the impact thereof on the business and financial condition of the Company.

               (yy) At the Closing Date, each of the Equity Financing Agreements
(A) will have been duly authorized, executed and delivered by, (B) constitute the valid and binding obligation of, and (C) will be enforceable in accordance with their respective terms against, the Company and its affiliates, to the extent each is a party thereto. On the Closing Date, each of the Equity Financing Agreements will conform to the description thereof contained in the Offering Memorandum in all material respects.

               (zz) The Equity Financing Agreements constitute all of the documentation and agreements necessary for the Company to receive proceeds of the Equity Financing in accordance with the terms of the Securities Purchase Agreement.

               (aaa) The execution, delivery and performance of the Sprint Agreements, the Bank Financing Agreements and the Equity Financing Agreements by the Company and any of its affiliates that are a party thereto, the compliance by the Company and such affiliates with all the provisions thereof and the consummation of the transactions contemplated thereby do not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have already been obtained or as may be required under applicable securities laws for purposes of that certain Registration Rights Agreement to be dated the Closing Date as described in the Preliminary Offering Memorandum), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event which with notice or lapse of time, or both, would constitute a breach of or a default under), the certificate of incorporation or by-laws (or similar governing document) of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (D) result in the suspension, termination or revocation of any material Authorization of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

               (bbb) Each of the Sprint Agreements (including, without limitation, the Sprint PCS Management Agreement), the Consent and Agreement, the Bank Financing Agreements and the Equity Financing Agreements (collectively, the "PCS AGREEMENTS"), will be, and the PCS Agreements viewed as a whole will be, consistent with the terms and conditions of the License (as such term is defined in the Sprint PCS Management Agreement) and not otherwise contrary to Federal Communications Commission policies, rules and regulations or other applicable law, rules or regulations.

               (ccc) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchasers as to the matters covered thereby.

               The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to
Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          7. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. The Initial Purchasers represent and warrant to, and agree with, the Company and the
Guarantors:

               (a) Such Initial Purchaser is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Securities.

               (b) Such Initial Purchaser (A) is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Securities only to (y) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (z) in offshore transactions in reliance upon Regulation S under the Act.

               (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Securities pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Securities only to, and will solicit offers to buy the Securities only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and (B) Regulation S Purchasers, in each case, that agree that (x) the Securities purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Securities, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Securities and, if such transfer is in respect of an aggregate principal amount of Initial Notes less than $250,000 or any Units, Warrants or Warrant Shares, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Securities or an interest therein is transferred a notice substantially to the effect of the foregoing.

               (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Securities.

               (f) The Securities offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

               (g) The sale of the Securities offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

               (h) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Units pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

               (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(b)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

               "The securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

               (j) Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by global securities that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(b)(3) of the Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Act.

               Such Initial Purchaser acknowledges that the Company and the Guarantors and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

         8. INDEMNIFICATION.

               (a) The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A
Information provided by the Company or any Guarantor to any holder or prospective purchaser of Securities pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to the Company by such Initial Purchaser (and not with respect to the information provided by any other Initial Purchaser); provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Memorandum, as then amended or supplemented, (so long as the Offering Memorandum and any amendment or supplement thereto was provided by the Company to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgements caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Offering Memorandum, as so amended or supplemented.

               (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchasers but only with reference to information relating to the Initial Purchaser furnished in writing to the Company by such Initial Purchasers (and not with respect to the information provided by any other Initial Purchaser) expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

               (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

               (d)  To the  extent  the  indemnification  provided  for in  this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Units, (in each case as set forth on Schedule B attached hereto). The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Units purchased by each of the Initial Purchasers hereunder and not joint.

               (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          9. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Units under this Agreement are subject to the satisfaction of each of the following conditions:

               (a) All the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

               (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to any of the Securities than that on which the Units were marketed.

               (c) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

               (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company and each of the Guarantors, confirming the matters set forth in Sections 6(dd), 9(a) and 9(b) and stating that each of the Company and the Guarantors has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

               (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Arnall Golden & Gregory, LLP, counsel for the Company and the Guarantors, to the effect that:

                    (i) each of the Company and its subsidiaries is duly incorporated or organized, is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate (or similar) power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

                    (ii) each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                    (iii) all the  outstanding  shares of  capital  stock of the
               Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights except as set forth in the documents relating to the Equity Financing;

                    (iv) all of the outstanding shares of capital stock or membership interests of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company, free and clear of any Lien, except as provided in the Credit Agreement;

                    (v) the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                    (vi) the  Warrants  have  been  duly  authorized  and,  when executed by the Company in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                    (vii) the Warrant Shares have been duly and validly authorized for issuance by the Company and, when issued pursuant to the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid, nonassessable and not subject to any preemptive or similar rights pursuant to law or the Company's certificate of incorporation or any other preemptive or similar rights;

                    (viii) the Indenture has been duly authorized,  executed and delivered by the Company and each Guarantor and is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors'
               rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                    (ix) the Initial Notes have been duly  authorized  and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the

               Company in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                    (x) the Guarantees  have been duly  authorized and, when the
               Initial Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantors, enforceable against each of the Guarantors in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                    (xi) each of the  Company  and the  Guarantors  has duly and validly authorized the issuance of the Initial Notes, the Guarantees and Warrants as Units.

                    (xii) this Agreement has been duly authorized,  executed and delivered by the Company and the Guarantors;

                    (xiii) the Notes Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                    (xiv) the Warrant  Registration  Rights  Agreement  has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                    (xv) the Exchange Notes have been duly authorized;

                    (xvi) the  statements  under the  captions  "The  Sprint PCS
               Agreements," "Description of Our Indebtedness," "Principal Stockholders," "Certain Relationships and Related Transactions," "Regulation of the Wireless Industry," "Description of Units," "Description of Notes," "Description of Warrants," "Description of Capital Stock," "Issuance of Convertible Preferred Stock," "Certain United States Federal Income Tax Considerations" and
               "Plan of Distribution" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

                    (xvii) neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument listed on Schedule 1 attached hereto (which Schedule contains all the material agreements and instruments, as represented by the Company, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound);

                    (xviii) the  execution,  delivery  and  performance  of this
               Agreement and the other Operative Documents by the Company and each of the Guarantors, the compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or, to the best of such counsel's knowledge after due inquiry, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument known to us to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) to the best of such counsel's knowledge after due inquiry, result in the termination, suspension or revocation of any material Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

                    (xix) each of the Sprint Agreements (A) has been duly authorized, executed and delivered by, (B) constitutes the valid and binding obligation of, and (C) is enforceable in accordance with its terms against, the Company and any Related Party, to the extent each is a party thereto;

                    (xx) each of the Bank  Financing  Agreements and the Consent and Agreement (A) has been duly authorized, executed and delivered by, (B) constitutes the valid and binding obligation of, and (C) except as (i) the enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, is enforceable in accordance with its terms against, the Company and its affiliates, to the extent each is a party thereto;

                    (xxi) each of the Equity  Financing  Agreements (A) has been duly authorized, executed and delivered by, (B) constitutes the valid and binding obligation of, and (C) except as (i) the enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability is enforceable in accordance with its terms against, the Company and its affiliates, to the extent each is a party thereto;

                    (xxii) the execution, delivery and performance of the Sprint
               Agreements, the Bank Financing Agreements and the Equity Financing Agreements by the Company and any of its affiliates that are a party thereto, the compliance by the Company and such affiliates with all the provisions thereof and the consummation of the transactions contemplated thereby do not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have already been obtained), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event which with notice or lapse of time, or both, would constitute a breach of or a default under), the certificate of incorporation or by-laws of the Company or any of its subsidiaries or, to the best of such counsel's knowledge after due inquiry, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (D) to the best of such counsel's knowledge after due inquiry, result in the suspension, termination or revocation of any material Authorization of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

                    (xxiii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

                    (xxiv) to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries has violated any Environmental Law or any provisions of ERISA, any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect;

                    (xxv) to the best of such counsel's knowledge after due inquiry, each of the Company and its subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. to the best of such counsel's knowledge after due inquiry, each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and, to the best of such counsel's knowledge after due inquiry, such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect;

                    (xxvi) none of the Company or the  Guarantors is and,  after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Offering Memorandum, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                    (xxvii) to the best of such  counsel's  knowledge  after due inquiry, except as specifically disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with any Securities registered pursuant to any Notes Registration Statement or Warrant Shelf Registration Statement;

                    (xxviii) the  Indenture  complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

                    (xxix) no  registration  under the Act of the  Securities is required for the sale of the Securities to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that (i) each Initial Purchaser is a QIB or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in
               Section 7 of this Agreement, (iii) the accuracy of the representations of the Company and the Guarantors set forth in Sections 6(ff), (gg) and (ii) through (nn) of this Agreement.

                    (xxx) such counsel has no reason to believe  that, as of the date of the Offering Memorandum or as of the Closing Date, the Offering Memorandum, as amended or supplemented, if applicable (except for the financial statements and other financial data included therein, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The opinion of Arnall Golden & Gregory, LLP described in Section 9(e) above shall be rendered to you at the request of the Company and the Guarantors and shall so state therein. In giving such opinion with respect to the matters covered by Section 9(e)(xxx), Arnall Golden & Gregory, LLP may state that their opinion and belief are based upon their participation in the preparation of the Offering Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

               (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

               (g) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

               (h) The Initial Notes and Warrants as Units shall have been approved by the NASD for trading and duly listed in PORTAL.

               (i) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantors and the Trustee.

               (j) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Warrant Agreement which shall have been entered into by the Company and the Warrant Agent.

               (k) The Company and the Guarantors shall have executed the Notes Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

               (l) The Company shall have executed the Warrant Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

               (m) The Company and its subsidiaries shall have entered into Bank Financing Agreements on terms and conditions deemed satisfactory by the Initial Purchasers, in their sole discretion, after giving due consideration to the surrounding circumstances, the capital necessary to finance the Company's business plan and such other factors as the Initial Purchasers shall deem relevant (it being understood that so long as the Bank Financing Agreements are entered into on terms and conditions substantially similar to the descriptions thereof in the Offering Memorandum, and after giving due consideration to the surrounding circumstances, the capital necessary to finance the Company's business plan and such other factors as the Initial Purchasers shall deem relevant, the Initial Purchasers shall deem such Bank Financing Agreements to be satisfactory).

               (n) The Company shall have entered into Equity Financing Agreements on terms and conditions deemed satisfactory by the Initial
Purchasers, in their sole discretion, after giving due consideration to the surrounding circumstances, the capital necessary to finance the Company's business plan and such other factors as the Initial Purchasers shall deem relevant (it being understood that so long as the Equity Financing Agreements are entered into on terms and conditions substantially similar to the descriptions thereof in the Offering Memorandum, and after giving due consideration to the surrounding circumstances, the capital necessary to finance the Company's business plan and such other factors as the Initial Purchasers shall deem relevant, the Initial Purchasers shall deem such Equity Financing Agreements to be satisfactory).

               (o) The Company shall have received at least $ 126.5 million in gross proceeds pursuant to the Equity Financing Agreements and shall have provided evidence thereof reasonably satisfactory to the Initial Purchasers.

               (p) The transactions contemplated by that certain asset purchase agreement, dated May 22, 2000, between the Company and Sprint PCS shall have been completed and the Company shall have provided evidence thereof reasonably satisfactory to the Initial Purchaser.

               (q) Neither the Company nor the Guarantors shall have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Guarantors, as the case may be, at or prior to the Closing Date.

          10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

          This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading, if any, of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to Horizon PCS, Inc., 68 East Main Street, Chillicothe, Ohio 45601, Attention:
President, and (ii) if to the Initial Purchasers, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, any Guarantor, the officers or directors of the Company or any Guarantor, or any person controlling the Company or any Guarantor, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

          If for any reason the Securities are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10 or the default of the Initial Purchasers), the Company and each Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel) incurred by the Initial Purchaser. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company and each Guarantor also agree, jointly and severally, to reimburse the Initial Purchasers and their respective officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the reasonable fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers.

                                 Very truly yours,
                                 HORIZON PCS, INC.

                                 By:  /s/ Pete Holland
                                    -----------------------------------------
                                    Name:  Pete Holland
                                    Title: Chief Financial Officer

                                 HORIZON PERSONAL COMMUNICATIONS, INC.

                                 By:  /s/ Pete Holland
                                    -----------------------------------------
                                    Name:  Pete Holland
                                    Title: Chief Financial Officer

                                 BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

                                 By:  /s/ William A. McKell
                                    ----------------------------------------
                                    Name:  William A. McKell
                                    Title: President

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION

By:  /s/ Stanley W. Holtz
    -----------------------------------------
    Name:  Stanley W. Holtz
    Title: Senior Vice President

FIRST UNION SECURITIES, INC.

By:  /s/ W.A. Luther
    -----------------------------------------
    Name:  William A. Luther
    Title: SVP/Director

                                   SCHEDULE 1

                               Material Contracts


1.   Sprint Agreements

     o    Sprint  PCS  Management  Agreement  between  Sprint  Spectrum,   L.P.,
          SprintCom, Inc. and PerCom dated June 8, 1998
          (a)  Addendum I to Management Agreement dated June 8, 1998
          (b)  Addendum II to Management Agreement dated August 12, 1999
          (c)  Addendum III to Management Agreement dated May 19, 2000

     o Sprint PCS Services Agreement between Sprint Spectrum L.P. and PerCom dated June 8, 1998

     o Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and PerCom dated June 8, 1998

     o Sprint Spectrum Trademark and Service Mark License Agreement between Sprint Spectrum, L.P. and PerCom dated June 8, 1998
          (a)  First Addendum dated June 8, 1998

     o Sprint PCS Management Agreement between Wirelessco, L.P., SprintCom, Inc., Sprint Spectrum, L.P. and Bright dated October 13, 1999
          (a)  Addendum I dated October 13, 1999

     o Sprint PCS Services Agreement between Sprint Spectrum, L.P. and Bright Dated October 13, 1999

     o Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and Bright dated October 13, 1999

     o Sprint Spectrum Trademark an Service mark License Agreement between Sprint Spectrum, L.P. and Bright dated October 13, 1999

     o Asset Purchase Agreement dated May 19, 2000 between Sprint Spectrum, L.P., Sprint Spectrum Realty Company, L.P., Sprint Spectrum Equipment Company, L.P., Phillieco, L.P., Sprintcom, Inc., Sprintcom Equipment Company, L.P. and PerCom

2.   Non-Sprint Agreements

o    Loan  Agreement  by  and  between  PerCom  and  Rural   Telephone   Finance
     Cooperative, dated August 29, 1997

o    Loan  Agreement  by  and  between  Bright  and  Rural   Telephone   Finance
     Cooperative, dated April 28, 2000

o    Loan  Agreement  by  and  between  PerCom  and  Rural   Telephone   Finance
     Cooperative, dated May 31, 2000

o Amendment to Loan Agreement dated June ____, 2000 by and between PerCom and Rural Telephone Finance Cooperative

o Revolving Line of Credit Application and Agreement of Horizon Personal Communications, Inc. (applicant) dated March 23, 2000 and approved March 29, 2000 by Rural Telephone Finance Cooperative.

o Registration Rights Agreement, dated June 27, 2000, by and among the Company and those people listed as shareholders of the Company on attached schedule (other than Horizon Telcom, Inc.)

o Network Services Agreement by and between West Virginia PCS Alliance, L.C.; Virginia PCS Alliance, L.C. and PerCom dated August 12, 1999

o Assignment and Agreement between SprintCom, Inc., PerCom, West Virginia PCS Alliance, L.C. and Virginia PCS Alliance, L.C. dated August 12, 1999

o Purchase and Sale Agreement by and between Motorola, Inc. and PerCom, dated May 2, 1997

o Bridge Note Purchase Agreement by and between PerCom and First Union Investors, Inc., dated February 15, 2000

o 13% Subordinated Promissory Note from PerCom to First Union Investors, Inc., dated February 15, 2000

o Conversion Agreement by and between PerCom and First Union Investors, Inc., dated February 15, 2000

o Letter Agreement dated February 15, 2000 between First Union Investors, Inc. and Horizon Personal Communications, Inc. regarding Bridge Note

o Site Development Agreement by and between PerCom and SBA Towers, Inc., dated August 17, 1999

o Master Site Agreement by and between SBA Towers, Inc. and PerCom, dated August 17, 1999

o Master Design Build Agreement by and between PerCom and SBA Towers, Inc., dated August 17, 1999

o Master Site Agreement by and between Bright and SBA Towers, Inc., dated October 1, 1999

o Master Design Build Agreement by and between Bright and SBA Towers, Inc., dated October 1, 1999

o    Services Agreement, dated May 1, 2000, between PerCom and Horizon Services,
     Inc.

o Lease Agreement, dated May 1, 2000, between The Chillicothe Telephone Company and PerCom

o Amended and Restated Services Agreement, dated as of May 1, 2000, between PerCom and United Communications, Inc.

o Amended and Restated Tax Allocation Agreement dated May 1, 2000 by and among Horizon Telecom, Inc., the Chillicothe Telephone Company, United Communications, Inc., Horizon Services, Inc., PerCom and the Company.

                                   SCHEDULE A

                              [Insert information]

                                   SCHEDULE B

                                  SUBSIDIARIES


                      Horizon Personal Communications, Inc.

                  Bright Personal Communications Services, LLC

                                    EXHIBIT A

                   FORM OF NOTES REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT B

                 FORM OF WARRANT REGISTRATION RIGHTS AGREEMENT